UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ECB Bancorp, Inc.

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Post Office Box 337

Engelhard, North Carolina 27824

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of ECB Bancorp, Inc. will be held at 11:00 a.m. on Wednesday, April 16, 2003, at the Washington Civic Center located at 110 North Gladden Street, Washington, North Carolina.

The purposes of the meeting are:

1.	Election of Directors. To elect three directors for three-year terms;

2.	Ratification of Appointment of Independent Accountants. To consider a proposal to ratify the appointment of KPMG LLP as our independent accountants for 2003; and

3.	Other Business. To transact any other business properly presented for action at the Annual Meeting.

You are invited to attend the Annual Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as you can in the enclosed envelope. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the Annual Meeting and vote in person.

This notice and the enclosed Proxy Statement and form of appointment of proxy are being mailed to our shareholders on or about March 19, 2003.

By Order of the Board of Directors

Arthur H. Keeney III

President and Chief Executive Officer

Post Office Box 337

Engelhard, North Carolina 27824

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This Proxy Statement is dated March 19, 2003, and is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the 2003 Annual Meeting of Shareholders and at any adjournments of the meeting. The Annual Meeting will be held at the Washington Civic Center located at 110 North Gladden Street, Washington, North Carolina, at 11:00 a.m. on Wednesday, April 16, 2003.

In this Proxy Statement, the terms “you,” “your” and similar terms refer to the shareholder receiving it. The terms “we,” “us,” “our” and similar terms refer to ECB Bancorp, Inc. Our banking subsidiary, The East Carolina Bank, is referred to as the “Bank.”

Solicitation and Voting of Proxies

A form of “appointment of proxy” is included with this Proxy Statement which names Arthur H. Keeney III,  J. Dorson White, Jr., and Gary M. Adams to act as your “Proxies” and vote your shares at the Annual Meeting.  We ask that you sign and date an appointment of proxy and return it to us in the enclosed envelope.

If you sign an appointment of proxy and return it to us before the Annual Meeting, the shares of our Common Stock you hold of record will be voted by the Proxies according to your instructions. If you sign and return an appointment of proxy but do not give any voting instructions, then your shares will be voted by the Proxies “FOR” the election of each of the three nominees for director named in Proposal 1 below and “FOR” Proposal 2. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by shareholders, the Proxies will be authorized to vote your shares according to their best judgment. The Proxies also will be authorized to vote according to their best judgment on matters incident to the conduct of the meeting, including adjournments.

Revocation of Appointment of Proxy

If you sign and return an appointment of proxy, you can revoke it at any time before the voting takes place at the Annual Meeting by filing with our Secretary either a written instrument revoking it or an executed appointment of proxy dated as of a later date, or by attending the Annual Meeting and announcing your intention to vote in person.

Expenses and Method of Solicitation

We will pay all costs of soliciting appointments of proxy for the Annual Meeting, including the costs of preparing and mailing this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may solicit appointments of proxy, personally or by telephone, without additional compensation.

Record Date

The close of business on March 5, 2003, is the “Record Date” for determining which shareholders are entitled to receive notice of and to vote at the Annual Meeting. You must have been a record holder of our Common Stock on the Record Date in order to be eligible to vote at the Annual Meeting.

Voting Securities

Our voting securities are the 2,040,016 shares of our Common Stock, par value $3.50 per share, which were outstanding on the Record Date. You may cast one vote for each share you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting.

Voting Procedures; Votes Required for Approval

In the election of directors, the three nominees receiving the highest numbers of votes will be elected. For Proposal 2 to be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it. Abstentions and broker non-votes will have no effect in the voting for directors or on Proposal 2. You may not vote cumulatively in the election of directors.

Beneficial Ownership of Securities

Principal Shareholder.    The following table describes the beneficial ownership of our Common Stock on the Record Date by the only person known to us to beneficially own more than 5% of our Common Stock.

Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Percentage of class
Anna Mae H. Gibbs Engelhard, NC	469,958	23.04%

(1)	Ms. Gibbs exercises shared voting and investment power with respect to 828 of the listed shares.

Management.    The following table describes the beneficial ownership of our Common Stock on the Record Date by our current directors, nominees for election as directors, and certain of our executive officers, individually, and by our current directors and executive officers as a group.

Name of beneficial owner	Amount and nature of beneficial ownership (1)	Percent of class (2)
Gary M. Adams	3,078	0.15%
George T. Davis, Jr.	22,044	1.08%
Gregory C. Gibbs	5,878	0.29%
John F. Hughes, Jr.	2,200	0.11%
Arthur H. Keeney III	12,863	0.63%
J. Bryant Kittrell III	5,900	0.29%
Joseph T. Lamb, Jr.	28,075	1.38%
B. Martelle Marshall	2,277	0.11%
Robert L. Mitchell	3,116	0.15%
William F. Plyler II	2,879	0.14%
R. S. Spencer, Jr.	53,591	2.63%
Ray M. Spencer	7,923	0.39%
J. Dorson White, Jr.	5,625	0.28%
All current directors and executive officers as a group (13 persons)	155,449	7.60%

(1)

Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares. The listed shares include the following numbers of shares with respect to which individuals named and included in the group have shared voting and investment power: Gary M. Adams—9 shares; George T. Davis, Jr.—6,993 shares; Gregory C. Gibbs—1,078 shares; J. Bryant Kittrell III—900 shares; Joseph T. Lamb, Jr.—12,500 shares; B. Martelle Marshall—591 shares; Robert L. Mitchell—1,781 shares; R. S. Spencer, Jr.—18,922 shares; and all current directors and executive officers as a  group—42,774 shares. Individuals named and included in the group exercise sole voting power only with respect to the following numbers of shares representing unvested restricted stock awards pursuant to our Omnibus Stock Ownership and Long Term Incentive Plan: Gary M. Adams—1,252 shares; Arthur H. Keeney III—4,140 shares; William F. Plyler II—1,175 shares; J. Dorson White, Jr.—1,951 shares; and all current directors and executive officers as a group—8,518 shares. The listed shares also include the following numbers of shares that could be acquired by individuals named and included in the group pursuant to currently exercisable stock options and with respect to which shares they may be deemed to have sole investment power only: Gary M. Adams—938 shares; Arthur H. Keeney III—2,948 shares; William F. Plyler II—648 shares; J. Dorson White, Jr.—1,362 shares; and all persons included in the group—5,896 shares.

(2)	Percentages are calculated based on 2,040,016 total outstanding shares plus, in the case of each named individual and the group, the number of additional shares (if any) that could be purchased by that individual or by persons included in the group pursuant to currently exercisable stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of our Common Stock. Based on our review of copies of those reports, our Proxy Statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, or to timely file required reports, during previous years. During 2002, our executive officers, Arthur H. Keeney III, J. Dorson White, Jr., William F. Plyler II and Gary M. Adams, each inadvertently failed to file one report by its due date regarding his receipt of a grant of stock options from us, and our principal shareholder, Anna Mae Gibbs, failed to file one report by its due date regarding a sale of shares. Those reports were filed promptly after it was discovered that they had been overlooked.

PROPOSAL 1:    ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors will consist of not less than nine nor more than 15 members and authorize the Board to set and change the actual number of our directors from time to time within those limits. Our Board is divided into three classes and directors are elected to staggered three-year terms. Each year, the terms of the directors in one class expire and directors in that class are elected for new three-year terms.

Nominees.    The number of members of our Board of Directors currently is set at nine. The terms of the following three current directors expire at the Annual Meeting and each of them has been nominated by our Board for reelection to a new three-year term.

Name and age	Positions with the Bank and us	Year first elected (1)	Principal occupation and business experience
George T. Davis, Jr. (48)	Vice Chairman	1979	Attorney; sole proprietor, Davis & Davis (law firm), Swan Quarter, NC

Gregory C. Gibbs (42)	Director	1994	Manager, Gibbs Store (retail hardware) (1979-1995 and since 2001); Financial Planner, Piedmont Carolinas Group, LLC, Durham, NC (1999-2001); previously, student, NC State University (1996-1999)

John F. Hughes, Jr. (57)	Director	1996	Executive Director, Albemarle Pamlico Economic Development Corp. (since 2001); retired regional manager and manager of governmental affairs, North Carolina Power, Inc. (utility company), Manteo, NC

(1)	Each person first became a director during 1998 in connection with our organization as the Bank’s holding company and previously had served as a director of the Bank. “First elected” refers to the year in which each individual first became a director of the Bank.

Our Board of Directors recommends that you vote “FOR” each of the three nominees named above. The three nominees receiving the highest numbers of votes will be elected.

Incumbent Directors.    The following table contains information about our six current directors whose terms extend beyond the date of the Annual Meeting.

Name and age	Positions with the Bank and us	First elected/ current term expires (1)	Principal occupation and business experience
Arthur H. Keeney III (59)	President, Chief Executive Officer and Director	1995 / 2004	The Bank’s and our executive officer

J. Bryant Kittrell III (51)	Director	1990 / 2005	President and owner, Kittrell & Associates, Inc. (real estate development and sales), Greenville, NC

Joseph T. Lamb, Jr. (69)	Director	1981 / 2004	President, Joe Lamb, Enterprises. (real estate sales and rentals), Nags Head, NC

B. Martelle Marshall (53)	Director	1993 / 2005	President and co-owner, Martelle’s Feed House Restaurant, Engelhard, NC

Ray M. Spencer (80)	Director	1974 / 2004	Retired farmer, Swan Quarter, NC

R. S. Spencer, Jr. (62)	Chairman	1963 / 2005	President, R. S. Spencer, Inc. (retail merchant), Engelhard, NC

(1)	Each person first became a director during 1998 in connection with our organization as the Bank’s holding company and previously had served as a director of the Bank. “First elected” refers to the year in which each individual first became a director of the Bank.

Director Compensation

Director Fees.    Each of our directors serves and is compensated as a director of the Bank. The Bank’s and our Boards meet jointly, and directors do not receive any additional compensation for their services as our directors. During 2002, each non-employee director received a fee of $650 for each Board meeting attended, and members of committees of the Boards of Directors received a fee of $600 for attendance at each meeting of the Executive Committee and $400 for attendance at each meeting of other committees. In addition, we paid an annual retainer of $8,800 to the Chairman and $4,000 to each other non-employee director. For 2003, the meeting fees have been increased to $700, $650, and $500, respectively and the annual retainers have been increased to $9,800 for the Chairman and $5,000 for each other non-employee director. As an officer and employee, Mr. Keeney does not receive any fees for his service as a director.

Director Retirement and Death Benefits.    The Bank has entered into separate agreements with its directors under which they will receive specified retirement benefits from the Bank following their retirement from service as directors at ages specified in the agreement. Under the agreements, annual benefits which generally increase each year are payable to the directors for specified initial benefit periods following their retirement. Benefits payable to directors for each year after their initial periods and until their deaths will be increased or decreased based on a formula that includes a comparison of, in the case of eight of the directors, (i) the Bank’s return on life insurance policies purchased by the Bank to cover its costs associated with their benefits, to (ii) the Bank’s opportunity costs associated with premiums paid by the Bank on those policies and any benefits paid to the directors under the agreements. In the case of two directors for whom insurance policies were not purchased, the formula makes that comparison based on assumed returns and premiums on similar policies. Reduced annual benefits are payable in the event a director’s service terminates prior to his specified retirement age. However, if a director’s service is terminated as a result of disability, or for any reason following a change in control of the Bank, the director will retain the right to full benefits under the agreement. All benefits are forfeited if a director’s service is terminated for “cause” as defined in the agreement. Upon the death of a director in connection with whose agreement the Bank has purchased life insurance policies, the director’s beneficiary or estate will receive a portion (from 0% to 80%) of the difference between the death benefits on and the cash values of those policies based on whether the director remains a director or is retired at the time of death and, if no longer serving as a director for reasons other than retirement or disability, the director’s length of service as a director. All remaining policy proceeds, including the full cash value of the policies, will be paid to the Bank.

Meetings and Committees of the Board of Directors

The Bank’s and our Boards of Directors meet jointly. During 2002, the Boards met 12 times, and each director attended 75% or more of the aggregate number of meetings of the Boards and of the committees on which he served.

The Boards of Directors have several joint committees, including an Executive Committee, a Compensation/Incentive Committee, and an Audit Committee.

The Executive Committee may act, between meetings of the Boards of Directors, with all the authority of the full Boards, and also acts as a Nominating Committee for us by making recommendations to our Board of Directors regarding nominees for election as directors. Our Board makes all final determinations regarding the selection of nominees. The current members of the Committee are Arthur H. Keeney III—Chairman, George T. Davis, Jr., Gregory C. Gibbs,  J. Bryant Kittrell III, and R. S. Spencer, Jr. The Committee met once during 2002 in its capacity as a Nominating Committee. In making its recommendations to our Board of Directors, the Committee will consider candidates recommended by shareholders. Any recommendation should be made in writing and include a statement of the candidate’s qualifications to serve as a director.

The Compensation/Incentive Committee administers our Omnibus Stock Ownership and Long Term Incentive Plan and the Bank’s Annual Short Term Incentive Program. It also approves the amounts of compensation paid to our Chief Executive Officer and to our directors. The current members of the Committee are George T. Davis, Jr.—Chairman, Gregory C. Gibbs, J. Bryant Kittrell III, and R. S. Spencer, Jr. The Committee met once during 2002.

The Audit Committee acts under a written charter approved by our Board of Directors. It reviews the work of the Bank’s internal auditor and generally oversees the internal audit program. The Committee and our Board engage independent public accountants to audit our consolidated financial statements, and the Committee reviews reports from our independent accountants and reports of examinations by our regulators. The current members of the Committee are J. Bryant Kittrell III—Chairman, Gregory C. Gibbs, John F. Hughes, Jr., B. Martelle Marshall, and R. S. Spencer, Jr. Except as described below in the case of Mr. Spencer, each member of the Committee is “independent” as that term is defined by the listing standards of The Nasdaq Stock Market. During 2002, the Committee met seven times.

During 2001, the Bank purchased three parcels of land from R. S. Spencer, Jr., for a total price of $292,500. One parcel is located adjacent to the Bank’s Main Branch and is being held for use by the Bank in the future for an additional corporate office building. The other two parcels, which are located across the street from the Bank’s Main Branch, are being converted into an operations and credit administration center that the Bank will occupy in the near future. Both projects are viewed by the Board of Directors as needed expansions of the Bank’s facilities. Prior to purchasing the property, the transaction was discussed with the Bank’s regulators, and the transaction and purchase price were approved by our Board of Directors after having received two independent appraisals of the property prepared by disinterested third-party appraisers. As a result of the transaction, Mr. Spencer may not qualify as an “independent” director for the current year under the definition of that term contained in guidelines of The Nasdaq Stock Market. However, Mr. Spencer’s continued service on the Audit Committee is permitted by Nasdaq’s rules, and the Board of Directors believes that his sale of property to the Bank does not affect his ability to exercise independent judgment as a director or Committee member.

Audit Committee Report

Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.

The Audit Committee has (i) reviewed our audited consolidated financial statements for the year ended December 31, 2002, and discussed them with management, (ii) discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (iii) received written disclosures and a letter from our independent accountants required by Independence Standards Board Standard No. 1, and (iv) discussed the independence of our accountants with the accountants. Based on the above reviews and discussions, the Committee recommended to our Board of Directors that it approve inclusion of our audited consolidated financial statements in our 2002 Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission.

The Audit Committee:

J. Bryant Kittrell III	Gregory C. Gibbs	John F. Hughes, Jr.	B. Martelle Marshall	R. S. Spencer, Jr.

Executive Officers

The Bank’s and our current executive officers are listed below.

Arthur H. Keeney III, age 59, serves as our and the Bank’s President and Chief Executive Officer and has been employed by the Bank since 1995.

J. Dorson White, Jr., age 52, serves as the Bank’s Executive Vice President and Chief Operating Officer. He has been employed by the Bank since 1989.

William F. Plyler II, age 59, serves as the Bank’s Senior Vice President and Chief Credit Officer, and has been employed by the Bank since 1995.

Gary M. Adams, age 49, serves as our and the Bank’s Senior Vice President and Chief Financial Officer. He has been employed by the Bank since 1981.

Executive Compensation

Cash Compensation.    The following table shows the cash and certain other compensation paid to or received or deferred by certain of our and the Bank’s executive officers for the years indicated. Our executive officers are compensated by the Bank for their services as officers of the Bank, and they receive no separate salaries or other cash compensation for their services as our officers.

SUMMARY COMPENSATION TABLE
		Annual compensation				Long term compensation
Name and principal position	Year	Salary (1)	Bonus	Other annual compensation		Restricted stock awards (3)	Securities underlying options (4)	All other compensation (5)
Arthur H. Keeney III (6) President and Chief Executive Officer	2002 2001 2000	$166,000 155,000 140,000	$56,241 35,927 26,219	(2 (2 (2	) ) )	$-0- 37,688 -0-	4,120 -0- 4,200	$5,982 14,594 15,544

J. Dorson White, Jr. (7) Executive Vice President and Chief Operating Officer	2002 2001 2000	105,000 96,500 86,251	27,721 16,214 13,010	(2 (2 (2	) ) )	-0- 16,413 -0-	1,700 -0- 1,960	7,000 6,390 5,873

William F. Plyler, Jr. (7) Senior Vice President and Chief Credit Officer	2002 2001 2000	88,200 84,000 78,333	21,186 14,114 11,434	(2 (2 (2	) ) )	-0- 10,937 -0-	1,130 -0- 1,456	4,792 4,851 5,339

Gary M. Adams (7) Senior Vice President and Chief Financial Officer	2002 2001 2000	85,200 81,125 73,104	20,465 13,631 11,004	(2 (2 (2	) ) )	-0- 10,487 -0-	1,150 -0- 742	5,895 5,324 4,998

(1)	Includes amounts of salary deferred at each officer’s election under the Bank’s Section 401(k) plan.
(2)	In addition to compensation paid in cash, our and the Bank’s executive officers receive certain personal benefits. The value of non-cash benefits received each year by each officer did not exceed 10% of his cash compensation.
(3)	Reflects the value (on the date of grant) of restricted shares of our Common Stock awarded to each officer. The awards become vested as to 30% of the shares at the end of both the third and fourth years following the date of grant, and 40% of the shares at the end of the fifth year. Cash dividends are paid on the shares during the vesting period at the same rate as they are paid on other outstanding shares. On December 31, 2002, the aggregate number and value of unvested shares held by each named officer under all outstanding restricted stock awards was: Mr. Keeney—4,140 shares valued at $74,520; Mr. White—1,951 shares valued at $35,118; Mr. Plyler—1,175 shares valued at $21,150; and Mr. Adams—1,252 shares valued at $22,536.
(4)	Reflects number of shares of our Common Stock for which stock options were granted to each officer.
(5)	The 2002 amounts for Messrs. Keeney, White, Plyler and Adams consist of $1,343, $351, $309 and $123, respectively, representing the economic value to the named officers of the death benefits payable to them under split-dollar insurance policies purchased to fund supplemental retirement plans established for them by the Bank, and $4,639, $6,649, $4,483 and $5,772, respectively, in contributions made by the Bank to the Section 401(k) plan for their accounts.
(6)	Mr. Keeney serves as President and Chief Executive Officer of the Bank pursuant to an employment agreement that provided for an initial term of three years. At the end of each year, the term is automatically extended for one additional year, absent notice of non-renewal from the Bank. The agreement may be terminated by the Bank for “cause,” as defined in the agreement. Under the agreement, Mr. Keeney is entitled to discretionary bonuses as may be determined by the Board of Directors from time to time, and he has agreed not to compete with the Bank in the areas in which it does business following the termination of his employment. If, following a “change in control” of the Bank, Mr. Keeney’s employment is terminated without cause or his duties are substantially reduced relative to his previous position, he will be entitled to receive an amount equal to 2.99 times the average of his salary, cash bonus, and incentive payments during the preceding three years.
(7)	Messrs. White, Plyler and Adams each is party to an agreement with the Bank under which he would be entitled to receive an amount equal to 1.50 times the average of his salary, cash bonus, and incentive payments during the preceding three years, together with certain other benefits, in the event that, within 90 days following a “change in control” of us or the Bank, his employment is terminated without cause or his salary or responsibilities are reduced. The agreement may be terminated by either him or the Bank at any time upon 30 days prior written notice, or by the Bank at any time, without notice, for “cause,” as defined in the agreement.

Supplemental Retirement and Death Benefits.    As a supplement to retirement benefits under the Bank’s Section 401(k) plan, the Bank has entered into separate agreements with certain of its senior officers under which they will receive specified benefits from the Bank following their retirement at age 65. Under the agreements, annual benefits which generally increase each year are payable to the officers for specified initial benefit periods following their retirement. Benefits payable to an officer for each year after his initial period and until the officer’s death will be increased or decreased based on a formula that includes a comparison of (i) the Bank’s return on life insurance policies purchased by it to cover its costs associated with the officer’s benefits, to (ii) the Bank’s opportunity costs associated with premiums paid by the Bank on those policies and any benefits paid to the officer under the agreement. Reduced annual benefits are payable in the event an officer retires after age 59½ but before age 65 or in the event of certain other terminations of employment prior to age 59½. However, if an officer’s employment is terminated as a result of disability, or for any reason following a change in control of the Bank, the officer will retain the right to full benefits under the agreement. All benefits are forfeited if an officer’s employment is terminated for “cause” as defined in the agreement. The beginning and ending annual benefits during the initial period for each of the executive officers named in the Summary Compensation Table above are as follows: Mr. Keeney—$82,779 and $108,046; Mr. White—$51,362 and $62,469; Mr. Plyler—$21,201 and $27,688; and Mr. Adams—$22,694 and $23,383. Benefits payable to them following their initial benefit periods currently are not calculable. Upon an officer’s death, his beneficiary or estate will receive a portion (from 0% to 80%) of the difference between the death benefits on and the cash values of the life insurance policies based on whether the officer remains employed by the Bank or is retired at the time of death and, if no longer employed for reasons other than retirement or disability, the officer’s age and length of service. All remaining policy proceeds, including the full cash value of the policies, will be paid to the Bank.

Stock Options.    The following table describes options to purchase shares of our Common Stock that were granted during 2002 to our executive officers named in the Summary Compensation Table above.

OPTIONS GRANTED IN LAST FISCAL YEAR

	Individual grants
Name	Number of securities underlying options/SARs granted (1)	Percent of total options/SARs granted to employees in fiscal year	Exercise or base price per share	Expiration date	Grant date present value (2)
Arthur H. Keeney III	4,120	51%	$13.25	01/16/12	$10,836
J. Dorson White, Jr.	1,700	21%	13.25	01/16/12	4,471
William F. Plyler II	1,130	14%	13.25	01/16/12	2,972
Gary M. Adams	1,150	14%	13.25	01/16/12	3,025

(1)	The options were granted on January 16, 2002, and become exercisable in three equal installments beginning in January 2005. They expire ten years following the date of grant.
(2)	Represents the estimated values of the options as of the date of grant based on the Black-Scholes option pricing model and assuming 20% volatility, a 4.8% risk-free rate of return, a 3.0% dividend yield, and an expected life of six years.

The following table contains information regarding all options to purchase shares of our Common Stock held on December 31, 2002, by our executive officers named in the Summary Compensation Table above.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

	Shares acquired on exercise	Value realized	Number of securities underlying unexercised options at December 31, 2002		Value of unexercised in-the-money options at December 31, 2002 (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Arthur H. Keeney III	(1)	–	2,948	9,794	$16,214	$61,277

J. Dorson White, Jr.	(1)	–	1,362	4,341	7,491	27,501

William F. Plyler I	(1)	–	648	2,910	3,564	18,798

Gary M. Adams	(1)	–	938	2,361	5,159	13,979

(1)	No options were exercised during 2002.
(2)	Reflects the amount by which the aggregate fair market value on December 31, 2002, of the shares underlying each option exceeded the aggregate purchase price of those shares under the terms of the options.

Transactions with Management

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of its current directors, nominees for director, executive officers, and their associates. All loans included in those transactions during 2002 were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

George T. Davis Jr., who is one of our directors, is an attorney. He provided legal services to the Bank during 2002 and is expected to continue to provide those services during 2003.

PROPOSAL 2:    RATIFICATION OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

Our current independent accounting firm, KPMG LLP, has been reappointed by our Audit Committee and Board of Directors to serve as our independent accountants for 2003, and a proposal to ratify that appointment will be submitted for voting by shareholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so.

Our Audit Committee and Board of Directors recommends that you vote “FOR” Proposal 2. To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

Services and Fees During 2002

As our independent accountants for 2002 and 2001, KPMG LLP provided various audit and non-audit services for which we and the Bank were billed for fees as further described below. Our Audit Committee has considered whether KPMG LLP’s provision of non-audit services is compatible with maintaining its independence. The Committee believes that those services do not affect KPMG LLP’s independence.

Audit Fees.    KPMG LLP audited our consolidated financial statements included in our Annual Reports on Form 10-KSB for the years ended December 31, 2002 and 2001, and it reviewed the condensed consolidated financial statements included in our Quarterly Reports on Form 10-QSB during 2002 and 2001. The aggregate amount of fees billed to us for those services during 2002 and 2001 was $95,500 and $88,600, respectively.

Audit Related Fees.    During 2002 and 2001, we paid KPMG LLP $9,500 and $8,750, respectively, for its audits of our Section 401(k) plan.

Tax Services.    Fees for tax services KPMG LLP provided to us amounted to $17,500 for 2002 (consisting of $14,600 for tax compliance services and $2,900 for miscellaneous tax consulting services), and $11,850 for tax compliance services during 2001.

All Other Fees.    In addition to the services listed above, during 2002 and 2001 KPMG LLP provided certain other services for which the aggregate amount of fees billed to us was $57,100 for 2002 (consisting of $53,800 for assistance with facilitation of strategic planning and $3,300 for other Section 401(k) plan services), and $40,787 for 2001 (consisting of $20,000 for assistance with facilitation of strategic planning and $20,787 for a network security assessment).

PROPOSALS FOR 2004 ANNUAL MEETING

Any proposal of a shareholder which is intended to be presented for action at our 2004 Annual Meeting must be received by us in writing at our main office in Engelhard, North Carolina, no later than November 20, 2003, to be considered timely received for inclusion in the Proxy Statement and form of appointment of proxy that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of our Common Stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal intended to be presented at our 2004 Annual Meeting, but which is not intended to be included in our Proxy Statement and form of appointment of proxy, must be received by us at our main office in Engelhard, North Carolina, no later than February 3, 2004, in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at that meeting.

ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file reports and other information, including proxy statements, annual reports and quarterly reports, with the Securities and Exchange Commission.

A copy of our 2002 Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission accompanies this Proxy Statement.

ECB BANCORP, INC. Post Office Box 337 Engelhard, NC 27824	APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Arthur H. Keeney III, J. Dorson White, Jr., and Gary M. Adams (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of ECB Bancorp, Inc. (“Bancorp”) held of record by the undersigned on March 5, 2003, at the Annual Meeting of Bancorp’s shareholders (the “Annual Meeting”) to be held at the Washington Civic Center, Washington, North Carolina, at 11:00 a.m. on Wednesday, April 16, 2003, and at any adjournments of the Annual Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1.         ELECTION OF DIRECTORS: Proposal to elect three directors of Bancorp for three-year terms or until their successors are duly elected and qualified.

☐ FOR all nominees listed below (except as indicated otherwise on the line below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: George T. Davis, Jr.; Gregory C. Gibbs; and John F. Hughes, Jr.

Instructions: To withhold authority to vote for any individual nominee(s), write the nominee’s name(s) on the line below.

2.         RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of KPMG LLP as Bancorp’s independent accountants for 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.         OTHER BUSINESS: On any other matter properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including adjournments, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND RETURN IT TO BANCORP IN THE ENVELOPE PROVIDED.

I (WE) DIRECT THAT THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY BE VOTED AS INSTRUCTED ABOVE. IN THE ABSENCE OF ANY INSTRUCTION, THOSE SHARES MAY BE VOTED “FOR” THE ELECTION OF EACH NOMINEE NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. IF, BEFORE THE ANNUAL MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 BECOMES UNABLE OR UNWILLING TO SERVE AS A DIRECTOR FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE NAMED BY THE BOARD OF DIRECTORS. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE UNDERSIGNED AT ANY TIME BEFORE THE VOTING TAKES PLACE AT THE ANNUAL MEETING BY FILING WITH THE SECRETARY OF BANCORP A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING AN INTENTION TO VOTE IN PERSON.

Dated: _____________________________________________, 2003

_______________________________________________________
Signature

_______________________________________________________
Joint Signature (if shares are held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE YOUR SHARES ARE REPRESENTED AND THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.